EXHIBIT 99.2

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the “Agreement”) is entered into as of  April 1, 2017 (“Effective Date”), between THE CHEESECAKE FACTORY INCORPORATED (the “Company”) and DAVID M. OVERTON (the “Executive”).

WHEREAS, the Executive and the Company entered into an Employment Agreement, dated as of June 30, 2009, as amended as of February 29, 2012, November 11, 2013, August 2, 2015 and February 11, 2016 (collectively, the “Prior Agreement”);

WHEREAS, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of the Company has approved and recommended to the Board that the Company enter into this Agreement with the Executive;

WHEREAS, the Board has approved and authorized the entry into this Agreement with the Executive;

WHEREAS, all capitalized terms used, but not otherwise defined, herein shall have the meaning set forth in Section 12 of this Agreement; and

WHEREAS, the parties desire to enter into this Agreement which shall entirely replace and supersede the Prior Agreement and set forth the terms and conditions for the employment relationship between the Executive and the Company.

NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements herein contained and intending to be legally bound hereby, the Company and the Executive hereby agree as follows:

1.                                      Employment.  During the Term of this Agreement, the Executive shall be employed as Chief Executive Officer (“CEO”) of the Company and, so long as the Executive remains CEO and a member of the Board, shall be the Chairman of the Board unless otherwise required by law, regulations or the rules of the Company’s principal securities exchange.  As Chairman of the Board, the Executive shall have all rights and duties set forth in the Company’s Certificate of Incorporation and By-laws and will work in collaboration with the Lead Director of the Board to establish the agendas for the Board meetings.  As CEO, the Executive shall have all rights and duties set forth in the Company’s Certificate of Incorporation and By-Laws and, subject to the oversight of the Board, shall have general supervision, direction and control of the business and the officers, employees and agents of the Company, including development and implementation of the Company’s strategic plans and policies, short- and long-term growth, operations, financial and capital expenditure decisions, reporting structure and organization, budgeting and financial performance, and communications and relations with investors, other Board members, customers, and other outside Company business interests.  The Executive shall devote substantially all his time, attention and energies to the business and affairs of the Company and the subsidiaries.  The Company acknowledges that the Executive is a member of the Board and that such membership constitutes an integral part of the Executive’s duties hereunder.  The Executive’s offices shall be at the corporate headquarters of the Company, currently located in Calabasas Hills, California.

2.                                      Term.  The “Term of this Agreement” or “Term” shall be for the period beginning on the Effective Date and ending on the earlier of April 1, 2018 or the Termination Date.  Any further extension of the Term of this Agreement or the Term shall be by the mutual agreement of the Company and the Executive.  Upon any expiration of the Term of this Agreement in which such Term is not being extended, the employment of the Executive will thereafter continue on an at-will basis subject to the ability of either party to terminate such employment relationship at any time.

3.                                      Salary.  Subject to the further provisions of this Agreement, the Company shall pay the Executive a base salary at an initial annualized rate equal to $995,000 effective as of  March 3, 2016  (“Salary”).  The Executive’s Salary may be increased at such times, if any, and in such amounts as determined by the Compensation

Committee in its discretion.  The Compensation Committee will review the Salary on an annual basis.  Any increase in Salary shall not serve to limit or reduce any other obligation of the Company hereunder.  The Salary shall be payable by the Company to the Executive not less frequently than monthly.  Participation in deferred compensation, discretionary or performance bonus, retirement, stock option and other employee benefit plans and in fringe benefits shall not reduce the annual rate of Salary.

4.                                      Bonus.  During the Term, the Executive shall be eligible to be a participant in the Company’s 2015 Amended and Restated Annual Performance Incentive Plan (or any modified or replacement plan providing for bonus incentives to executive officers) (the “Incentive Plan”) subject to the terms, conditions and limitations of such Incentive Plan.  During the Term of this Agreement, the Executive also shall be eligible for other discretionary bonus awards, as determined in the sole discretion of the Compensation Committee.

5.                                      Participation in Employee Benefit Plans.  During the Term, the Executive shall be entitled to participate equitably with other executive officers commensurate with Executive’s position with the Company, in any plan of the Company relating to pension, thrift, profit sharing, life insurance, disability income insurance, medical coverage, education, or other retirement or employee benefits that the Company has adopted or may adopt for the benefit of its executive officers, subject to the terms, conditions and limitations of any such plan.

6.                                      Equity Compensation.

(a)                                 Prior Grants.  All Awards that were granted to the Executive prior to the Effective Date shall continue to remain outstanding and governed by the terms and conditions of the applicable Award agreement and equity compensation plan.  By way of clarification, all references to a “Constructive Termination” or to a termination by the Executive “for Good Reason” in such Award agreements shall mean and include a “Constructive Termination” as defined in this Agreement.

(b)                                 Consideration for Future Grants.  During the Term, the Executive shall be eligible for future grants of Awards or other equity incentives under the Company’s equity incentive plans at levels commensurate with the Executive’s position with the Company.  All such Awards and their terms and conditions shall be in the discretion of the Compensation Committee, subject to the terms, conditions and limitations of any such plans.

7.                                      Fringe Benefits.  During the Term, the Executive shall be entitled to receive all other fringe benefits, which are now or may be provided to the Company’s executive officers.  To the extent that the level of any such benefits is based upon seniority, level of services or compensation levels, the Company shall make an appropriate and proportionate adjustment to the Executive’s benefits.

8.                                      Vacation.  During the Term, the Executive shall be entitled to an annual paid vacation in accordance with the Company’s general administrative policy.

9.                                      Business Expenses.  During the Term, the Executive shall be entitled to incur and be reimbursed for all reasonable business expenses.  The Company agrees that it will reimburse the Executive for all such expenses upon the presentation by the Executive, from time to time, of an itemized account of such expenditures setting forth the date, the purposes for which incurred, and the amounts thereof, together with such receipts showing payments in conformity with the Company’s established policies.  Reimbursement shall be made within a reasonable period after the Executive’s submission of an itemized account in accordance with the Company’s established policies; provided, however, such reimbursements are in all cases subject to the 409A Reimbursement Conditions (as defined in Section 21).

10.                               Code Section 280G. In the event that it is determined that any payment or distribution of any type to or for the benefit of the Executive (whether under this Agreement or otherwise) made by the Company, by any of its Affiliates, by any person who acquires ownership or effective control of the Company or ownership of a substantial portion of the Company’s assets (within the meaning of Section 280G of the Code and the Regulations thereunder) or by any Affiliate of such person, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (the “Total Payments”), would either be subject to the excise tax imposed by

Section 4999 of the Code (or nondeductible by the Company under Code Section 280G) or any interest or penalties with respect to such excise tax (such excise tax or nondeductibility, together with any such interest or penalties, are collectively referred to as the “Excise Tax”), then such payments or distributions shall be payable either in (x) full or (y) as to such lesser amount which would result in no portion of such payments or distributions being subject to the Excise Tax, and the Executive shall receive the greater, on an after-tax basis, of (x) or (y).

If a reduction in the Total Payments constituting “parachute payments” is necessary so that no portion of such Total Payments is subject to the Excise Tax, then the reduction shall occur in a manner to maximize the Executive’s after-tax retained value and if necessary to comply with Code Section 409A shall be effected in the following order: (1) reduction of cash payments for which the full amount is treated as a parachute payment; (2) cancellation of accelerated vesting (or, if necessary, payment) of cash awards for which the full amount in not treated as a parachute payment; (3) cancellation of any accelerated vesting of Awards; and (4) reduction of any continued employee benefits.  In selecting the Awards (if any) for which vesting will be reduced under clause (3) of the preceding sentence, awards shall be selected in a manner that maximizes the after-tax aggregate amount of Total Payments provided to the Executive, provided that if (and only if) necessary in order to avoid the imposition of an additional tax under Section 409A of the Code, awards instead shall be selected in the reverse order of the date of grant.  For the avoidance of doubt, for purposes of measuring an Award’s value to the Executive when performing the foregoing comparison between (x) and (y), such Award’s value shall equal the then aggregate fair market value of the vested shares underlying the Award less any aggregate exercise price less applicable taxes.  Also, if two or more Awards are granted on the same date, each Award will be reduced on a pro-rata basis, giving effect to maximizing the after-tax aggregate amount of Total Payments to Executive as required above.  In no event shall the Executive have any discretion with respect to the ordering of payment reductions.  In no event will the Company be required to gross up any payment or benefit to the Executive to avoid the effects of the Excise Tax or to pay any regular or excise taxes arising from the application of the Excise Tax.

All mathematical determinations and all determinations of whether any of the Total Payments are “parachute payments” (within the meaning of Section 280G of the Code) that are required to be made under this Section 10, shall be made by a nationally recognized independent audit firm selected by the Company (the “Accountants”), who shall provide their determination, together with detailed supporting calculations regarding the amount of any relevant matters, both to the Company and to the Executive.  Notwithstanding the foregoing, the Accountants shall not be an audit firm that is rendering services as an auditor or in any other accounting or audit capacity to the entity (or entities) that is acquiring the Company in the relevant transaction that is triggering the Code Section 280G analysis under this Section 10.  Determinations shall be made by the Accountants using reasonable good faith interpretations of the Code.  As expressly permitted by Q/A #32 of the Code Section 280G regulations, with respect to performing any present value calculations that are required in connection with this section, the Executive and the Company each affirmatively elect to utilize the Applicable Federal Rates (“AFR”) that are in effect as of the Effective Date, and the Accountants shall therefore use such AFRs in their determinations and calculations.  The Company shall pay the fees and costs of the Accountants which are incurred in connection with this section.

11.                               Indemnity.  The Company shall indemnify and hold the Executive harmless from any cost, expense or liability arising out of or relating to any acts or decisions made by the Executive on behalf of or in the course of performing services for the Company to the same extent the Company indemnifies and holds harmless other executive officers and directors of the Company and in accordance with the Company’s Certificate of Incorporation, By-laws and established policies.  During the Term, the Company agrees to seek to maintain director and officer liability insurance.  The Company agrees to seek to maintain such insurance for a period of at least 36 months following the Termination Date.  In the event that the Company does not maintain a director and officer liability policy covering former directors and officers during such 36-month period, the Company agrees to seek to obtain and maintain “tail” coverage for director and officer liability with respect to former directors and officers for a period of up to 36 months after the Termination Date.  This indemnification provision is in addition to, and does not supersede, any other agreement of indemnification provided by the Company to the Executive.

12.                               Certain Terms Defined.  For purposes of this Agreement:

(a)                                 “Awards” shall mean any stock options, stock appreciation rights, restricted stock,  stock units, performance units, performance shares, and/or so called “phantom” equity, granted to the Executive under any employee equity compensation plan.

(b)                                 “Cause” means termination upon:  (1) the willful failure by the Executive to substantially perform his duties with the Company (other than any such failure resulting from his incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to him by the Board, which demand specifically identifies the manner in which the Board believes that he has not substantially performed his duties; (2) the Executive’s willful misconduct that is demonstrably and materially injurious to the Company, monetarily or otherwise; or (3) the Executive’s commission of such acts of dishonesty, fraud, misrepresentation or other acts of moral turpitude as would prevent the effective performance of his duties.  No act, or failure to act, on the Executive’s part shall be deemed “willful” unless done, or omitted to be done, by him in bad faith and done or omitted to be done without the reasonable belief that his action or omission was in the best interest of the Company.  Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of a majority of the members of the Board at a meeting of such members (after reasonable notice to him and an opportunity for him, together with his counsel, to be heard before such members of the Board), finding that he has engaged in the conduct set forth above in this subsection (b) and specifying the particulars thereof in detail.

(c)                                  A“Change in Control” occurs if:

(i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding voting securities (“Voting Securities”); or

(ii) a merger or consolidation of the Company with any other corporation (or other entity), other than:

(1) a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

(2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 20% of the combined voting power of the Company’s then outstanding Voting Securities; or

(3) a merger or consolidation which would result in the directors of the Company (who were directors immediately prior thereto) continuing to constitute at least 50% of all directors of the surviving entity after such merger or consolidation.  The term “surviving entity” shall mean only an entity in which all the Company’s stockholders immediately before such merger or consolidation (determined without taking into account any stockholders properly exercising appraisal or similar rights) become stockholders by the terms of such merger or consolidation, and the phrase “directors of the Company (who were directors immediately prior thereto)” shall include only individuals who were directors of the Company at the beginning of the 24 consecutive month period preceding the date of such merger or consolidation;

(iii)  the consummation of a complete liquidation or sale or disposition of all or substantially all of the Company’s assets; or

(iv)  during any period of 24 consecutive months, individuals, who at the beginning of such period constitute the Board, and any new director whose election by the Board, or whose nomination for election by the Company’s stockholders, was approved by a vote of at least one-half (1/2) of the directors then in office (other than in connection with a contested election), cease for any reason to constitute at least a majority of the Board.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(d)                                 “Code” means the Internal Revenue Code of 1986, as amended.

(e)                                  “Constructive Termination” means, subject to the Executive providing the Notice of Termination and the Company’s failure to cure as described below, the occurrence of one or more of the following events without the Executive’s written consent: (i) a relocation of the Executive’s principal business office to a location which is in excess of a fifty (50) mile-radius from the Executive’s principal business office as of the Effective Date; or (ii) a material diminution in the Executive’s title, authority, duties or responsibilities relative to the Executive’s title, authority, duties or responsibilities in effect immediately prior to such reduction; or (iii) a decrease in the Executive’s Salary or a material diminution in and/or discontinuation of any benefit plan or program, or level of participation in any such plan or program, from that in which the Executive is currently participating, which decrease or discontinuation does not apply to all executive officers, or a failure to include the Executive in any new benefit plan or program offered to all other executive officers; or (iv) upon a Change in Control, if (1) all or any portion of the Executive’s Awards are not assumed by the surviving entity and (2) the Executive’s Awards that are not assumed are not fully accelerated and exercisable as of immediately before the consummation of the Change in Control.  For purposes of this Agreement, the Executive may resign the Executive’s employment from the Company due to the Constructive Termination within one hundred (100) days after the date that any of the events shown above in clauses (i) through (iv) has first occurred without the Executive’s written consent.  Failure to timely resign employment means that the Executive will be deemed to have consented to and irrevocably waived the potential Constructive Termination event (but not any other subsequent Constructive Termination event).  The Executive’s resignation due to a Constructive Termination event can only be effective if the Company has not cured or remedied the Constructive Termination event within thirty (30) days after its receipt of a Notice of Termination from the Executive stating the Executive’s belief that a Constructive Termination event exists.  Such Notice of Termination must be provided to the Company within sixty (60) days of the purported Constructive Termination event and shall describe in detail the basis and underlying facts supporting the Executive’s belief that a Constructive Termination event has occurred.  Failure to timely provide such Notice of Termination to the Company means that the Executive will be deemed to have consented to and irrevocably waived the potential Constructive Termination event.  If the Company does timely cure or remedy the Constructive Termination event, then the Executive may either resign employment without it being due to a Constructive Termination or the Executive may continue to remain employed subject to the terms of this Agreement.  The Company’s receipt of a Notice of Termination by the Executive of a Constructive Termination shall not be deemed to constitute the Company’s acknowledgement, agreement or admission that a Constructive Termination has occurred.  If the initial existence of a Constructive Termination event occurs during the Term, then even if the Term ends before the Executive is able to resign his employment due to a Constructive Termination, the Executive shall still be eligible to obtain the benefits provided for a Constructive Termination provided the Executive had provided the Notice of Termination before the Term ended and further provided the foregoing Constructive Termination process is completed.

(f)                                   “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(g)                                  “Permanent Disability” shall be deemed to occur for the Executive if a physical or mental condition occurs and persists which, in the written opinion of a licensed physician selected or approved by the Compensation Committee in good faith, has rendered the Executive unable to perform the Executive’s duties hereunder for a period of 90 days or more and, in the written opinion of such physician, the condition will continue for an indefinite period of not less than an additional 90-day period, rendering the Executive unable to return to the Executive’s duties.  To the extent the Executive’s Permanent Disability results in any payment hereunder subject to the requirements of Section 409A(a) of the Code, such payment shall be further conditioned on the Executive’s Permanent Disability also constituting a “disability” within the meaning of Regulations Section 1.409A-3(i)(4).

(h)                                 “Regulations” means the official Treasury Department interpretation of the Internal Revenue Code.

(i)                                     “Separation from Service” means a separation from service as that term is used in Code Section 409A(a)(2)(i) and the Regulations thereunder.

(j)                                    “Termination Date” means the last date of the Executive’s employment with the Company and any Company affiliate.

13.                               Termination.

(a)                                 Death or Permanent Disability.  This Agreement shall terminate automatically upon the Executive’s death or Permanent Disability.  Any termination by the Company due to Permanent Disability shall be communicated by giving written notice of its intention to terminate the Executive’s employment, and his employment shall terminate upon his receipt of such notice.

(b)                                 Cause.  The Company may terminate the Executive for Cause in accordance with Section 12(b).

(c)                                  Notice of Termination.  Any termination of the Executive’s employment by the Company with or without Cause or due to Executive’s Permanent Disability or by the Executive due to a Constructive Termination shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 22.  In the event of the Executive’s termination of employment due to a Constructive Termination, the Executive shall provide the Notice of Termination as provided in Section 12(e).  For purposes of this Agreement, a “Notice of Termination” means a written notice which (i) indicates the specific termination provision in this Agreement relied upon; (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated; and (iii) specifies the Date of Termination (defined below).

(d)                                 Date of Termination.  “Date of Termination” means the projected Termination Date that is specified in a Notice of Termination.  The Date of Termination is the date of actual receipt of a Notice of Termination given under Section 22 below or any later date specified therein (but not more than 15 days after the giving of the Notice of Termination except that it may be thirty (30) days in the case of a Constructive Termination), as the case may be; provided, however, that (i) if the Executive’s employment is terminated by the Company for any reason other than because of the Executive’s death or as a result of the Executive sustaining a Permanent Disability, the Date of Termination is the date on which the Company gives notice to the Executive of such termination; (ii) if the Executive’s employment is terminated due to Permanent Disability, the Date of Termination is the date of actual receipt of a Notice of Termination; and (iii) if the Executive’s employment is terminated due to the Executive’s death, the Date of Termination and the Termination Date shall be the date of death.

14.                               Certain Benefits Upon Termination.

(a)                                 If (y) the Executive’s employment with the Company is terminated by the Company for any reason other than for Cause, the Executive’s death or Permanent Disability, or (z) if the Executive voluntarily resigns his employment due to a Constructive Termination in accordance with Section 12(e), then, in either case,  the following shall apply following the Termination Date and for the period of time that (as of the Termination Date) then remains in the Term of this Agreement (the “Continuation Period”):

(i) the Company shall continue payment of the Executive’s then existing Salary on the same schedule as corresponds to the regular Company payroll dates in effect on the Executive’s Date of Termination (with such payment to be treated as a separate payments for purposes of Section 409A of the Code);

(ii) the Company shall, at the Company’s expense, continue to provide the Executive with a car at the comparable level provided to the Executive immediately prior to the Date of Termination;

(iii) the Company shall pay the Executive a performance achievement bonus under the Company’s Incentive Plan (or any bonus plan for executive officers that is in addition to or in lieu of such plan) that is proportionately adjusted to take into account the period of actual service of the Executive during the Company’s fiscal year in which the Executive’s employment is terminated, provided that the Compensation Committee certifies in writing that the performance incentive target for that fiscal year has been achieved and such payment is not inconsistent with Section 162(m) of the Code and the Regulations thereunder and provided further that payment of such bonus shall be made at the same time it would have been made had the Executive remained employed;

(iv) the Company shall at its expense continue on behalf of the Executive and his dependents and beneficiaries, the life insurance, disability, medical, dental and hospitalization benefits provided (x) to the Executive at any time during the 90-day period prior to the Date of Termination or (y) to other similarly situated Executives who continue in the employ of the Company during the Continuation Period;

(v) all installments of the Executive’s Awards that are held by the Executive and scheduled to vest, or to become exercisable, or to be subject to lapse of restrictions, at any time within twenty-four (24) months after the Termination Date shall become exercisable, and vest, and any restriction shall lapse, as of the Termination Date, subject in each case to expiration or termination as set forth in the applicable Award plan or agreement; provided, however, that any vesting, exercisability or lapse of restriction on any Award which is contingent upon satisfaction of a Company performance-based condition or performance goal under the Award shall continue to be subject to such performance-based condition or performance goal and will only be deemed satisfied and vested if and when (if ever) such Company performance-based condition or performance goal is actually achieved pursuant to the Award’s terms; and

(vi) all other benefits shall vest (unless a plan specifically provides vesting standards in which event the plan’s terms and conditions shall govern vesting).

The coverage and benefits (including deductibles and costs) provided in this Section 14(a) during the Continuation Period shall be no less favorable to the Executive and his dependents and beneficiaries than the most favorable of such coverages and benefits during any of the periods referred to in clauses (x) and (y) of subsection (iv) above.  The Company’s obligations hereunder with respect to the foregoing benefits shall be limited to the extent that the Executive obtains any such benefits pursuant to a subsequent employer’s benefit plans, in which case the Company may reduce the coverage of any benefits it is required to provide the Executive hereunder so long as the aggregate coverages and benefits of the combined benefit plans is no less favorable to the Executive than the coverages and benefits required to be provided hereunder.   This Section 14(a) shall not be interpreted so as to limit any benefits to which the Executive, his dependents or beneficiaries may be entitled under any of the Company’s employee benefit plans, programs or practices following the Termination Date.

During the period of the Continuation Period in which the Executive and his dependents and beneficiaries are eligible to receive continued benefits under the Company’s group plans in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company shall pay the portion of the Executive’s premium payments necessary to satisfy the requirements of this Section 14(a) with respect to medical, dental and hospitalization benefits.  Notwithstanding the foregoing, if the Company determines that the payment of foregoing additional benefits would result in a violation of the nondiscrimination rules of Code Section 105(h)(2) or any statute or regulation of similar effect (including, but not limited to, the 2010 Patient Protection and Affordable Care Act, as amended by the 2010 Health Care and Education Reconciliation Act), then in lieu of providing such Company-paid benefits, the Company, in its sole discretion, may elect to instead pay the Executive on the first day of each month of the Continuation Period, a fully taxable cash payment equal to both the Executive’s and the Company’s portions of the benefits premiums for that month, subject to applicable tax withholdings, for the remainder of the Continuation Period.

With respect to any period during the Continuation Period in which the Executive or his dependents and beneficiaries cease to be eligible for COBRA coverage, and with respect to life insurance and disability benefits for the remainder of the Continuation Period for which the Company cannot make direct premium payments for such benefits in accordance with the requirements of Code Section 409A or otherwise, the Executive (or his dependents and beneficiaries, as applicable) shall each month pay to the Company, insofar as permitted by such benefit plans, on an after-tax basis, an amount equal to the full premium cost of medical, dental, hospitalization, life insurance and disability benefits coverage.  Within 30 days of each such payment, subject to the 409A Reimbursement Conditions, the Company shall pay to the Executive (or his dependents and beneficiaries, as applicable) in cash (less required withholding) an amount equal to full premium cost of medical, dental, hospitalization, life insurance and disability benefits coverage.

(b)                                 Upon any termination of the Executive’s employment, then in addition to the payments that may be provided in Section 14(a),  as soon as practicable on or after the Termination Date, the Company shall pay the Executive all accrued but unpaid Salary, and bonus and amounts due under the Company’s Incentive Plan or any other bonus or incentive plan then in effect in accordance with the terms and conditions of such plans, and all accrued but unpaid or unused vacation, sick pay and expense reimbursement benefit.

(c)                                  In the event the Executive is entitled hereunder to any payments or benefits set forth in Section 14(a), the Executive shall have no obligation to notify Company of employment subsequent to the Executive’s termination or to offset (except to the extent required by Section 14(a)) the Company’s obligation by payments due to such employment and shall have no duty to mitigate.

(d)                                 Except in the case of a termination for Cause, with respect to the Executive’s vested Awards which either were vested prior to the Termination Date, or for which vesting is accelerated pursuant to Section 14(a), the Executive (or the Executive’s estate, if the Executive has died) shall have the right to exercise such vested Awards for a period of 36 months from the later of (i) the date of Separation from Service or (ii) if vesting of such Award is Company performance-based, the date of vesting or lapse of restriction on such Award due to Company achievement of such performance (subject in all cases to the earlier expiration or termination of the applicable Award).  The rights of the Executive under this Section 14 shall not be exclusive of any other rights to which the Executive may be entitled under any bonus, retirement, Award, or employee benefit plan of the Company.

15.                               Emeritus Period.  Following Separation from Service and continuing during his lifetime (the “Emeritus Period”), the Executive shall have the title of “Founder” of the Company.  If the Executive was not terminated for Cause, the Executive shall also have the title of “Chairman Emeritus” during the Emeritus Period.  During the Emeritus Period, the Executive shall receive no monetary compensation unless otherwise agreed to by the Company and the Executive, but the Company, provided that the Executive was not terminated for Cause, shall insofar as feasible provide to the Executive, for a period of up to ten (10) years, an office in the Company’s executive suite and the assistance of a secretary, until such time as the Executive obtains employment, full or part-time, with a person other than the Company; provided, however that if Executive is in “competition” with the Company during any time period that Executive is being provided such office and/or the assistance of a secretary (competition shall be defined herein as engaging in any conduct which violates Sections 20(a), (b), or (d) or in the event such section(s) are not then effective, would violate such section(s) if such section(s) were then effective), the Company may in its discretion terminate the provision of an office and/or the assistance of a secretary.  During any period that the Executive is being provided with an office and/or the assistance of a secretary, the Executive shall promote the brand, business and reputation of the Company.  To the extent necessary to comply with Code Section 409A, in no event shall any such services provided by the Executive during the Emeritus Period equal or exceed 20% of the average level of bona fide services performed by the Executive during the 36-month period preceding the Termination Date.  If the Executive was not terminated for Cause, the Executive shall also have for himself unlimited dining privileges at all restaurant concepts of the Company during the Emeritus Period.

16.                               Founder’s Retirement Benefit.

(a)                                 In addition to all amounts otherwise payable under this Agreement, the Company shall pay the Executive, during his lifetime or in the event of his death the Executive’s designated beneficiary or his estate if no beneficiary is designated, a retirement benefit in the annual amount of six hundred and fifty thousand dollars ($650,000) for a period of ten (10) years (the “Founder’s Retirement Benefit”) payable in equal monthly installments.

(b)                                 Payment of the Founder’s Retirement Benefit shall commence on the first regular Company payroll date occurring after the date that is six (6) months and one day after the Executive’s Separation from Service.  The first such installment shall be equal to $325,000 and thereafter monthly installments of 1/12 of $650,000 shall be paid.  The Founder’s Retirement Benefit shall be payable from the general, unrestricted assets of the Company, and the Executive shall be an unsecured general creditor of the Company.  Each payment of the Founder’s Retirement Benefit is a separate payment for purposes of Code Section 409A.  The Company’s obligations hereunder are an unfunded, unsecured promise to pay benefits in the future, and the Executive shall have no right or interest in any specific assets of the Company by virtue of this obligation.  No trust shall be construed to have been created by this Section 16, nor shall any fiduciary relationship be construed to exist between the Company and the Executive.  If the Company, in its sole discretion, elects to fund its obligations to pay the Founder’s Retirement Benefit through the purchase of one or more insurance policies, the Executive shall have no rights in such policy or policies, or the proceeds thereof.  The Company shall be the sole owner and beneficiary of said policy or policies, and shall hold all incidents of ownership.  The Founder’s Retirement Benefit is nontransferable, and the Executive shall not assign, transfer, or otherwise encumber any payments made hereunder except for a properly executed written beneficiary designation.  The Company shall have the right to deduct and pay over from all Founder’s Retirement Benefit payments hereunder any federal, state, local or employment taxes which it deems are required by law to be withheld with respect to such payments.

17.                               Fees and Expenses.  Subject to compliance with the 409A Reimbursement Conditions, the Company shall pay all reasonable legal fees and related expenses (including the costs of experts, evidence and counsel) incurred by the Executive as they become due as a result of (a) the Executive’s termination of employment (including all such fees and expenses, if any, incurred in contesting or disputing any such termination or employment), or (b) the Executive seeking to obtain or enforce any right or benefit provided by this Agreement or by any other plan or arrangement maintained by the Company under which the Executive is or may be entitled to receive benefits.  In the event the Company is the prevailing party in any such proceeding, except for fees and costs of arbitration and any type of costs that are unique to arbitration, the Company shall be awarded the legal fees and related expenses it has incurred on behalf of the Executive pursuant to this Section 17.

18.                               No Set Off, Interest.  Except as provided herein, the Company’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive or others.  All amounts provided herein shall include, in each case, interest, compounded quarterly, on the total unpaid amount determined to be payable under this Agreement, such interest to be calculated on the basis of the prime commercial lending rate announced by Bank of America National Trust and Savings Association in effect from time to time during the period of such nonpayment.

19.                               Assignment.

(a)                                 This Agreement is personal to each of the parties hereto.  No party may assign or delegate any rights or obligations hereunder without first obtaining the written consent of the other party hereto, except that this Agreement shall be binding upon and inure to the benefit of any successor corporation to the Company.

(b)                                 The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.  As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes this Agreement by operation of law, or otherwise.

(c)                                  This Agreement shall inure to the benefit of and be enforceable by the Executive and his personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

20.                               (a)                                 Confidential Information.  During the Term of this Agreement and thereafter, the Executive shall not, except as may be required to perform his duties hereunder or as required by applicable law, disclose to others for use, whether directly or indirectly, any Confidential Information regarding the Company.

“Confidential Information” shall mean information about the Company, its subsidiaries and affiliates, and their respective clients and customers that is not available to the general public and that was learned by the Executive in the course of his employment by the Company, including (without limitation) any data, formulae, information, proprietary knowledge, trade secrets and client and customer lists and all papers, resumes, records and the documents containing such Confidential Information.  The Executive acknowledges that such Confidential Information is specialized, unique in nature and of great value to the Company, and that such information gives the Company a competitive advantage.  Upon the termination of his employment, the Executive will promptly deliver to the Company all documents (and all copies thereof) containing any Confidential Information.  Nothing in this Agreement prohibits the Executive from reporting possible violations of federal law or regulation to any governmental agency or entity, including, but not limited to, the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation.  The Executive does not need the prior authorization of the Company or its legal department to make any such reports or disclosures and the Executive is not required to notify the Company that the Executive has made any such reports or disclosures.

(b)                                 Noncompetition.  The Executive agrees that during the Term of this Agreement, and for a period of two (2) years thereafter (to the fullest extent permitted under applicable law), he will not, directly or indirectly, without the prior written consent of the Company, provide consultative service with or without pay, own, manage, operate, join, control, participate in, or be connected as a stockholder, partner, or otherwise with any business, individual, partner, firm, corporation, or other entity which is then in competition with the Company or any present affiliate of the Company; provided, however, that the “beneficial ownership” by the Executive, either individually or as a member of a “group,” as such terms are used in Regulation 13D of the Exchange Act, of not more than 1% of the voting stock of any publicly held corporation shall not be a violation of this Section 20(b).  Notwithstanding the foregoing, the Executive, subject to prior written consent by the Board, which consent shall not be unreasonably withheld, may be a member of the board of directors of one or more other restaurant companies provided that such other company or companies is/are not a significant or direct competitor of the Company and provided further that the Executive’s acceptance of any other directorship position while a director of the Company is not in violation of applicable laws or the Company’s policies or procedures concerning the board of director positions.  It is further expressly agreed that the Company will or would suffer irreparable injury if the Executive were to compete with the Company or any subsidiary or affiliate of the Company in violation of this Agreement and that the Company would by reason of such competition be entitled to injunctive relief in a court of appropriate jurisdiction, and the Executive further consents and stipulates to the entry of such injunctive relief in such a court prohibiting the Executive from competing with the Company or any subsidiary or affiliate of the Company in violation of this Agreement.

(c)                                  Right to Company Materials.  The Executive agrees that all styles, designs, recipes, lists, materials, books, files, reports, correspondence, records, and other documents (“Company Materials”) used, prepared, or made available to the Executive, shall be and shall remain the property of the Company.  Upon the termination of his employment or the expiration of this Agreement, all Company Materials shall be returned immediately to the Company, and the Executive shall not make or retain any copies thereof.

(d)                                 Antisolicitation.  The Executive promises and agrees that during the Term of this Agreement, and for a period of two (2) years thereafter, he will not use any trade secrets or confidential information belonging to the Company to influence or attempt to influence customers, franchisees, landlords, or suppliers of the Company or any of its subsidiaries or affiliates, either directly or indirectly, to divert their business to any individual, partnership, firm, corporation or other entity then in competition with the business of the Company, or any subsidiary or affiliate of the Company.

21.                               Code Section 409A . The parties agree that all provisions of this Agreement are intended to meet, and to operate in accordance with, in all material respects, the requirements of Section 409A of the Code, its Regulations, and any guidance from the Department of Treasury or Internal Revenue Service thereunder.  Where ambiguity or uncertainty exists, this Agreement shall be interpreted in a manner which would qualify any compensation payable hereunder to satisfy the requirements for exception to or exclusion from Code Section 409A and the taxes imposed thereunder.  Each payment to the Executive made pursuant to any provision of this Agreement or otherwise shall be considered a separate payment and not one of a series of payments for purposes of Code Section 409A.  To the extent any nonqualified deferred compensation payment to the Executive could be paid in one or more of the Executive’s taxable years depending upon the Executive completing certain employment-related actions, then any such payments will commence or occur in the later taxable year to the extent required by Code Section 409A.  In the event either party reasonably determines that any item payable by the Company to the Executive pursuant to this Agreement that is not subject to a substantial risk of forfeiture would not meet, or is reasonably likely not to meet, the requirements of Code Section 409A, or to qualify as exempt from Code Section 409A, such party shall notify the other in writing.  Any such notice shall specify in reasonable detail the basis and reasons for such party’s determination.  The parties agree to negotiate in good faith the terms and conditions of an amendment to this Agreement to avoid the inclusion of such item in a tax year before the Executive’s actual receipt of such item of income; provided, however, nothing in this Section 21 shall be construed or interpreted to require the Company to increase any amounts payable to the Executive pursuant to this Agreement or to consent to any amendment that would materially and adversely change the Company’s financial accounting or tax treatment of the payments to the Executive under this Agreement.  Notwithstanding anything to the contrary, if the Executive is a Specified Employee on the date of the Executive’s Separation from Service, then to the extent needed to comply with Code Section 409A any nonqualified deferred compensation payable to the Executive on account of the Executive’s Separation from Service under this Agreement or otherwise shall not be paid during the first six months after the Executive’s Separation from Service and shall instead be paid on the earlier of (a) the first business day of the seventh month after the date of the Executive’s Separation from Service and (b) ten business days after the Company’s receives written notification of the Executive’s death.

To the extent that any reimbursement of any business expense or in-kind benefits provided under this Agreement are deemed to constitute taxable compensation to the Executive, (a) such amounts shall be reimbursed or provided no later than December 31 of the year following the year in which the expense was incurred; (b) such amounts reimbursed or provided in one year shall not affect the expenses or in-kind benefits eligible for reimbursement or payment in any subsequent year; and (c) the Executive’s right to such reimbursement or payment of any such amounts shall not be subject to liquidation or exchange for any other benefit (“409A Reimbursement Conditions”).

22.                               Notice.  For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below, or to such other addresses as either party may have furnished to the other in writing in accordance herewith, except that notice of a change of address shall be effective only upon actual receipt:

Company:	The Cheesecake Factory Incorporated
26901 Malibu Hills Road
Calabasas Hills, California 91301

With a copy to:	The Secretary of the Company

Executive:	David M. Overton
26901 Malibu Hills Road
Calabasas Hills, California 91301

23.                               Amendments or Additions.  No amendment or additions to this Agreement shall be binding unless in writing and signed by both parties hereto.

24.                               Section Headings.  The section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

25.                               Severability.  The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

26.                               Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but both of which together will constitute one and the same instrument.

27.                               Arbitration.  Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators in Los Angeles, California, in accordance with the rules of the American Arbitration Association then in effect.  Judgment may be entered on the arbitrator’s award in any court having jurisdiction.

28.                               Miscellaneous.  No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer as may be specifically designated by the Board.  No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.  No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.  The Prior Agreement is hereby terminated as of immediately before the Effective Date.  The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California without regard to its conflicts of law principles.  All references to sections of the Exchange Act or the Code and any rules or regulations thereunder shall be deemed also to refer to any successor provisions to such sections.  All references to the Compensation Committee shall be deemed also to refer to any committee of the Board however designated that performs similar functions.

Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law.  The provisions of this Agreement that may be reasonably interpreted as surviving termination of this Agreement, including Sections 9, 10, 11, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 27 and 28, shall continue in effect after termination and/or expiration of this Agreement.

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IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement on the Effective Date.

COMPANY:

THE CHEESECAKE FACTORY INCORPORATED,
a Delaware corporation

By:	/s/ Debby Zurzolo
DEBBY ZURZOLO,
Executive Vice President, Secretary and
General Counsel

EXECUTIVE:

/s/David Overton
DAVID OVERTON

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